SUBLEASE AGREEMENT

This SUBLEASE AGREEMENT is made as of this 1st day of October, 1998, between COPYRIGHT CLEARANCE CENTER, INC., a New York not-for-profit corporation duly authorized to do business in the Commonwealth of Massachusetts, with its principal office at 222 Rosewood Drive, Danvers, Massachusetts 01923 (hereafter referred to as "Sublandlord") and SIGNAL TECHNOLOGY CORPORATION, a Delaware Corporation duly authorized to do business in the Commonwealth of Massachusetts, with its principal office at 222 Rosewood Drive, Danvers, Massachusetts 01923 (hereafter referred to as "Subtenant").


                                   WITNESSETH:

         WHEREAS, by a lease dated the 2nd day of August, 1993, and subsequently amended (hereafter referred to as the "Prime Lease"), Sublandlord has leased space from PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY, as successor in interest to Desmond Taljaard and Howard Friedman, Trustees of Northwoods Business Park Phase IV Realty Trust (Phoenix Home Life Mutual Insurance Company hereafter being referred to as "Landlord"), on the sixth, seventh, eighth, ninth and tenth floors of 222 Rosewood Drive, Danvers, Massachusetts, for a term terminating on the 31st day of May, 2002, a copy of which Prime Lease (including amendments) is attached hereto as "Exhibit A" and made a part hereof; and

         WHEREAS, Sublandlord has agreed to grant, and Subtenant has agreed to accept, a sublease of the premises identified below on the terms and conditions stated herein;

         NOW, THEREFORE, it is mutually agreed by and between the parties hereto that:

         1. Sublandlord subleases to Subtenant and Subtenant subleases from Sublandlord the Premises known and designated as Suite 1004 and located on the tenth floor of the Building known as 222 Rosewood Drive, Danvers, Massachusetts, consisting of approximately 4,313 rentable square feet as identified on Exhibit B attached hereto, for a term commencing on the 1st day of October, 1998, and terminating on the 31st day of July, 2001. The Premises are subleased, in their present "as is, where is" condition, by Sublandlord to Subtenant without representation or warranty, express or implied, of any kind by Sublandlord, its employees or its agents.

         2. The sublease granted hereunder is contingent upon the continued right of Sublandlord to occupy the Premises under the provisions of the Prime Lease. Upon the termination of the Prime Lease for any reason, either at the end of the term thereof or earlier, this sublease shall also terminate. Subtenant may also terminate this Sublease Agreement effective as of any day on or after the 31st day of July, 2000, by giving at least six (6) months' prior written notice thereof to Sublandlord.

         3. Subtenant shall pay to Sublandlord as rent for the Premises a monthly rental of SEVEN THOUSAND EIGHT DOLLARS and SIXTY-THREE CENTS ($7,008.63), payable in advance and subject to adjustment for Subtenant's share of the Escalation Charges as defined in Section 1.3 of the Prime Lease (and Subtenant's Tax and Operating Percentage for the Premises is 2.310% [the rentable area of the Premises divided by the rentable area of the Building]). The


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first  payment  shall be made no later  than the  first  day of the term of this
Sublease Agreement, and succeeding payments shall be made on the same day of each month thereafter until this Sublease Agreement shall terminate. In addition, Subtenant shall pay all utility charges as they become due.

         4. Upon execution of this Sublease Agreement, Subtenant has deposited with Sublandlord the sum of FOURTEEN THOUSAND SEVENTEEN DOLLARS and TWENTY-SIX CENTS ($14,017.26) as a security deposit for the full performance of all the provisions of this Sublease Agreement. If at any time during the term hereof, or any extension hereof (which extension shall not occur without the express written agreement of the parties), Subtenant shall be in default in the payment of rent or additional rent, Sublandlord may apply all or a portion of the security deposit to such payment. At the termination of this Sublease Agreement, if it is necessary for Sublandlord to repair damage to or to clean the Premises, in either case as a result of the use of the Premises by Subtenant, Sublandlord may apply the security deposit as needed for such cleaning or repairs. If Subtenant is not in default under the provisions of this Sublease Agreement at the termination hereof, Sublandlord shall return the deposit, or any remaining portion thereof, to Subtenant. Sublandlord shall not be required to keep this security deposit separate from its general funds, and Subtenant shall not be entitled to interest on such deposit.

         5. Subtenant promises and agrees to abide by and comply with all terms, agreements and conditions in the Prime Lease, including, but not limited to, the default provisions and the rent escalation provisions relating to taxes, insurance, operating expenses, etc. Nothing herein shall be deemed to constitute a release of Sublandlord from its observance and performance as described in the Prime Lease.

         6. Subtenant shall not, without the prior written consent of Sublandlord and of Landlord pursuant to Article 8 of the Prime Lease (Assignment and Subletting), assign this Sublease Agreement or further sublet the Premises or any part thereof. If Subtenant does further sublet the Premises or any portion thereof, and if Subtenant receives rent per square foot for such subletting which exceeds the rental per square foot calculated from Section 3 above, such excess rent shall be payable monthly by Subtenant to Sublandlord as additional rent.

         7. Subject to the termination provisions contained herein, Sublandlord covenants that it shall do nothing to disturb Subtenant's quiet enjoyment of the Premises during the term of this Sublease Agreement if Subtenant shall observe and perform the covenants and provisions of this Sublease Agreement and the Prime Lease as herein provided, and Subtenant covenants that it shall provide reasonable access to the Premises during Subtenant's normal business hours upon reasonable prior notice (and, in emergencies, during other hours and, if necessary, without prior notice) in order to enable Sublandlord to carry out its obligations under the Prime Lease as well as under this Sublease Agreement, provided that such activity does not materially interfere with Subtenant's use of the Premises).

         8. Subtenant promises and agrees to comply with and abide by all rules and regulations for occupants of the Building or the Premises (however denominated) as may be


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prescribed  from time to time  during  the term of this  Sublease  Agreement  by
Landlord and/or Sublandlord or its local representative.

         9. Rent due from Subtenant to Sublandlord shall be paid to the termination date of this Sublease Agreement. If (a) Subtenant defaults in the payment of rent, and such default continues for ten (10) business days after notice of the default is given by Sublandlord to Subtenant; or (b) the leasehold interest of Subtenant be levied upon under execution or be attached by process of law; then in any such event Sublandlord may, at its sole election, (i) terminate this Sublease Agreement and Subtenant's right to possession of the Premises; or (ii) without terminating this Sublease, attempt to re-let the premises on such terms as Sublandlord determines. Regardless of whether Sublandlord proceeds under (i) or (ii), nothing herein shall be considered as relieving Subtenant of any obligation to pay the monthly rent owing under this Sublease Agreement from the date of a default to the original termination date set forth in Section 1 above.

         10. Subtenant shall carry liability insurance with a carrier acceptable to Sublandlord in an amount not less than the amount required by the Prime Lease. Sublandlord and Landlord shall be named as additional insureds on such liability insurance policy and Subtenant shall deliver to Sublandlord a certificate from such carrier no later than ten (10) business days after the execution hereof evidencing (i) same and (ii) such carrier's agreement not to cancel or amend such insurance without giving Sublandlord and Landlord at least thirty (30) days' prior written notice of such cancellation or amendment. At the commencement of the term of this Sublease Agreement, Subtenant shall present to Sublandlord a paid receipt showing that the first year's premium has been paid. No later than fifteen (15) days prior to each anniversary of the policy, Subtenant shall furnish Sublandlord with a paid receipt as evidence of the premium payment for the next full year of the policy.

         11. Subtenant hereby indemnifies and agrees to hold Sublandlord harmless from any and all claims or demands whatsoever for injury or damage to person or persons or property by accident or otherwise occurring on the Premises or resulting from Subtenant's use thereof (including without limitation any reasonable expenses, including attorneys' fees, in connection therewith) unless such claim or demand shall arise from gross negligence or willful misconduct on the part of Sublandlord.

         12. Sublandlord shall not be liable to Subtenant, or to any other person or persons for or on account of any injury or damage occasioned in or about the Premises to persons or property of any nature or sort whatsoever, except as may arise from gross negligence or willful misconduct on the part of Sublandlord.

         13. Any and all notices provided herein shall be sent by registered or certified mail, or delivered by hand in a sealed envelope addressed in accordance with this paragraph to any employee or agent of a party at its respective offices during regular business hours of that party. If notice is given to Sublandlord, it shall be addressed as follows:


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                                    Copyright Clearance Center, Inc.
                                    222 Rosewood Drive, Suite 910
                                    Danvers, Massachusetts 01923
                                    Attention: Vice President, Administration

If notice is given to Subtenant, it shall be addressed as follows:

                                    Signal Technology Corporation
                                    222 Rosewood Drive, Suite 1004
                                    Danvers, Massachusetts 01923
                                    Attention: President and CEO

         14. Sublandlord hereby represents and warrants that it has no knowledge of any default by itself or by Landlord under the Prime Lease; that, to its knowledge, the Prime Lease is in full force and effect and that the leasehold interest of Sublandlord under the Prime Lease is not encumbered; that Sublandlord has done nothing to defeat or impair this Sublease Agreement; and that the term of the Prime Lease (including all amendments) is currently scheduled to expire on May 31, 2002. Sublandlord further covenants that it will pay all rents to Landlord as they come due under the Prime Lease and that Subtenant, upon performance of its obligations hereunder and subject to the provisions hereof, shall for the term hereof with respect to the Premises succeed to all rights of Sublandlord under the Prime Lease and will have quiet possession and enjoyment of the Premises.

         15. This Sublease Agreement shall not be valid or in force unless and until Landlord consents hereto by execution in the space provided below.

         16. Each of Sublandlord and Subtenant represents and warrants to the other that the warranting party has dealt with no broker in connection with the execution of this Sublease Agreement except for Corporate Facilities Group. Each warranting party hereby indemnifies and agrees to hold harmless the other party from and against all loss, cost and expense resulting from any inaccuracy made in the foregoing warranty and representation as made by the warranting party. Furthermore, Sublandlord hereby indemnifies Subtenant against all amounts owing to Corporate Facilities Group on account of the execution of this Sublease Agreement.

         17. The following provisions of the Prime Lease shall not apply to this Sublease Agreement: Article 3 (Basic Rent), that portion of Section 9.6 relating to reserved parking spaces, Section 14.25 ([Sublandlord]'s Option to Extend),
Section 14.26 ([Sublandlord]'s Right of First Offer), First Amendment Section 3(e), Second Amendment Section 3, Second Amendment Section 5, all of the Third Amendment (no longer in force), and all Exhibits that are not relevant to the Premises. As between Sublandlord and Subtenant, (i) in the event of any conflict between the terms of the Prime Lease and the terms of this Sublease Agreement, the


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terms  of  this  Sublease   Agreement  shall  govern,  and  (ii)  any  term  not
specifically set forth herein shall be carried over from the Prime Lease unless such term is demonstrably unreasonable in the circumstances.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day first set forth above.


                                                Sublandlord:
                                                COPYRIGHT CLEARANCE CENTER, INC.

                                                By: /s/ Ronald G. Stimers
                                                    ----------------------------
                                                Name:  Ronald G. Stimers
                                                Title: Vice President


                                                Subtenant:
                                                SIGNAL TECHNOLOGY CORPORATION

                                                By: /s/ David S. Parker
                                                    ----------------------------
                                                Name:  David S. Parker
                                                Title: V.P. Human Resources and
                                                       Administration


Landlord hereby consents to this Sublease Agreement

                                                Landlord:
                                                PHOENIX HOME LIFE MUTUAL
                                                    INSURANCE COMPANY

                                                By: /s/ Pamela Greer
                                                    ----------------------------
                                                Name:  Pamela Greer
                                                Title: Director


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Exhibit B


                   [MAP OF THE TOWER AT NORTHWOODS, FLOOR 10]